Exhibit 16

Baumann, Raymondo & Company PA

CERTIFIED PUBLIC ACCOUNTANTS

May 5, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Coastal Caribbean Oil & Minerals, LTD. (copy attached) which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.1 of Form 8-K, as part of the Form 8-K of Coastal Caribbean Oil & Minerals, LTD., dated May 5,2011. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Baumann, Raymondo & Company, PA

Baumann, Raymondo & Company, PA

405 North Reo Street • Suite 200 • Tampa, FL 33609

(813) 288-8826 • Fax: (813) 288-8836 • Email: cpatpa@brcpaweb.com • Internet: wwwbrcpaweb.com